UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 8, 2023

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depository Shares ($1.66 par value), Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust	CUK	New York Stock Exchange, Inc.
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On August 8, 2023, Carnival Corporation (the “Corporation”) closed its previously announced private offering (the “Notes Offering”) of $500 million aggregate principal amount of 7.000% First-Priority Senior Secured Notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of August 8, 2023 (the “Indenture”), among the Corporation, Carnival plc, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and security agent. The Corporation used the proceeds from the Notes Offering to repay a portion of the borrowings under its existing first-priority senior secured term loan facilities (the “Secured Term Loan Facilities”) maturing in 2025.

The Notes will mature on August 15, 2029 unless earlier redeemed or repurchased. No sinking fund is provided for the Notes. Cash interest on the Notes will accrue from August 8, 2023 and is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2024, at a rate of 7.000% per year.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a first-priority senior secured basis by Carnival plc and certain of the Corporation’s and Carnival plc’s subsidiaries that also guarantee the Corporation’s existing first- and second-priority secured indebtedness, certain of its unsecured notes and its convertible notes. In the future, each of the Corporation’s and Carnival plc’s subsidiaries (other than immaterial subsidiaries) that guarantees certain other indebtedness of the Corporation, Carnival plc or any other guarantor, including, in each case, indebtedness in an aggregate principal amount in excess of $300 million, will guarantee the Notes.

The Notes and the related guarantees will be secured by first-priority security interests in the collateral, which generally includes (i) 70 of the vessels including assignments of insurance claims and earnings in respect of such vessels; (ii) the material intellectual property, which in case of each of (i) and (ii) were owned or controlled by the Corporation and the guarantors as of April 8, 2020 and are still owned or operated by the Corporation and the guarantors as of August 8, 2023; and (iii) certain assets related to the vessels being mortgaged, subject to permitted liens and certain exclusions and release provisions as further described in the Indenture and the related security documents.

Prior to August 15, 2026, the Corporation may redeem the Notes at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. On or after August 15, 2026, the Corporation may redeem the Notes at its option, in whole at any time or in part from time to time at the redemption prices set forth in the Indenture. In addition, at any time and from time to time prior to August 15, 2026 the Corporation may redeem up to 40% of the Notes using the net cash proceeds of one or more equity offerings at a redemption price equal to 107.00%, plus accrued and unpaid interest, so long as at least 50% of the original aggregate principal amount of the Notes remains outstanding after each such redemption.

The Indenture contains covenants that limit the ability of the Corporation, Carnival plc and their restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred shares; (ii) make dividend payments on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create liens on assets; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (vii) enter into certain transactions with their affiliates. These covenants are subject to a number of important limitations and exceptions. Many of the covenants contained in the Indenture will “fall away” permanently and will no longer apply if the Notes achieve investment grade ratings from at least two of Standard & Poor’s Financial Services, LLC, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. (together, the “Ratings Agencies”), so long as no event of default has occurred and is continuing at such time.  Additionally, upon the occurrence of specified change of control triggering events, the Corporation will be required to offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date.

If the Corporation achieves investment grade corporate or issuer ratings from at least two of the Ratings Agencies, so long as no default or event of default has occurred or is continuing at such time, then the Corporation,

Carnival plc and their restricted subsidiaries will be permitted to release all of the liens on the collateral securing the obligations of the Notes, permanently and without the consent of any party (to the extent permitted under applicable law and, subject to the other provisions set forth in the Indenture).

The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Corporation, Carnival plc, any of the Corporation’s or Carnival plc’s significant subsidiaries or any group of the Corporation’s or Carnival plc’s subsidiaries that, taken together, would constitute a significant subsidiary after which the Notes become automatically due and payable.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

New First Lien Term Loan Agreement

On August 8, 2023, the Corporation entered into the New First Lien Term Loan Agreement, by and among the Corporation and Carnival Finance, LLC, as borrowers, Carnival plc, as a guarantor, certain other subsidiary guarantors party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “New First Lien Term Loan Agreement”). The New First Lien Term Loan Agreement provides for a new term loan facility in an aggregate principal amount of approximately $1.31 billion (the “New First Lien Term Loan”), the proceeds of which were used to repay a portion of the borrowings outstanding under the Secured Term Loan Facilities maturing in 2025.

The New First Lien Term Loan will bear interest at a rate per annum equal to SOFR with a 0.75% floor, plus a margin equal to 3.00%, and will mature in 2027. The Corporation’s obligations under the New First Lien Term Loan are fully and unconditionally guaranteed on a first-priority senior secured basis, jointly and severally, by the same guarantors that guarantee the Notes, and will be secured by a first-priority lien on the same collateral that secures the Notes and the related guarantees.

The terms of the New First Lien Term Loan Agreement are otherwise generally consistent with the terms of the agreement governing the Secured Term Loan Facilities.

JPMorgan Chase Bank, N.A. acted as sole global coordinator for the marketing of the New First Lien Term Loan. PJT Partners served as independent financial advisor to Carnival Corporation & plc in connection with the Notes Offering and the New First Lien Term Loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On August 8, 2023, the Corporation issued a press release announcing the closing of the Notes Offering and the entry into the New First Lien Term Loan Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Carnival Corporation and Carnival plc dated August 8, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ David Bernstein	By:	/s/ David Bernstein
Name:	David Bernstein	Name:	David Bernstein
Title:	Chief Financial Officer and Chief Accounting Officer	Title:	Chief Financial Officer and Chief Accounting Officer

Date: August 8, 2023		Date: August 8, 2023